Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Executive VP and CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, Colorado 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Reports Third Quarter 2015 Financial Results

•                  Reported DCF of $176.0 million and Adjusted EBITDA of $230.3 million for the third quarter 2015

•                  Increased quarterly distribution to 93 cents per common unit with a 96 percent distribution coverage

•                  Received the first place ranking for Total Customer Satisfaction and five other categories in EnergyPoint Research’s 2015 Oil & Gas Midstream Services Customer Satisfaction Survey

•                  Reported record total gas volumes of 5.8 Bcf/d for the third quarter 2015, an increase of 28 percent from the third quarter 2014

•                  Processing capacity utilization averaged approximately 75 percent during the third quarter 2015, while the Partnership’s total processing capacity increased by almost 18% since June 2015

•                  Commenced operations of the 80 MMcf/d expansion of Carthage IV plant, increasing total processing capacity in East Texas to 600 MMcf/d

•                  Announced long-term fee-based agreement with Ascent Resources to support their Utica dry gas development

•                  Announced long-term fee-based agreement with Newfield Exploration to gather crude oil in the Cana-Woodford Shale

DENVER—November 4, 2015—MarkWest Energy Partners, L.P. (NYSE: MWE) (“the Partnership”) today reported quarterly cash available for distribution to common unitholders, or distributable cash flow (DCF), of $176.0 million for the three months ended September 30, 2015, and $522.1 million for the nine months ended September 30, 2015. DCF for the three months ended September 30, 2015 represents distribution coverage of 96 percent. The third quarter 2015 distribution of $184.1 million, or $0.93 per common unit, will be paid to unitholders on November 13, 2015. The third quarter 2015 distribution represents an increase of $0.01 per common unit or 1.1 percent over the second quarter 2015 distribution and an increase of $0.04 per common unit or 4.5 percent compared to the third quarter 2014 distribution. As a Master Limited Partnership, cash distributions to common unitholders are largely determined based on DCF. A reconciliation of DCF to net income, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported Adjusted EBITDA for the three and nine months ended September 30, 2015 of $230.3 million and $678.8 million, respectively, compared to $235.5 million and $631.3 million for the respective three and nine months ended September 30, 2014. The Partnership believes the presentation of Adjusted EBITDA provides useful information because it is commonly used by investors in Master Limited Partnerships to assess financial performance and operating results of ongoing business operations. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported income (loss) before provision for income tax for the three and nine months ended September 30, 2015 of $51.4 million and ($45.0) million, respectively. Income before provision for income tax includes (a) non-cash gains (losses) associated with the change in fair value of derivative instruments of $12.2 million and ($3.4) million for the respective three and nine months ended September 30, 2015, (b) non-cash impairments associated with our Southwest segment of $25.5 million for the nine months ended September 30, 2015, and (c) loss on redemption of debt of $117.9 million for the nine months ended September 30, 2015. Excluding these items, income before provision for income tax for the three and nine months ended September 30, 2015 would have been $39.2 million and $101.8 million, respectively.

“Our solid third-quarter results reflect the resiliency of our business model during this period of extremely low commodity prices.  We will continue to optimize our capital and efficiently execute our plan in order to support our producer customers and growing volumes in many of the nation’s most economic resource plays. Our focus on operational excellence and customer service has once again resulted in MarkWest achieving the number one ranking in the industry-wide EnergyPoint Customer Satisfaction annual survey,” stated Frank Semple, Chairman, President and Chief Executive Officer of MarkWest. “We also look forward to the successful completion of our strategic combination with MPLX, which will create an incredibly powerful midstream company with an unrivaled growth profile.  This merger will create one of the largest MLPs in the industry with the unique combination of MarkWest’s best-of-class organic growth and MPLX’s long-term inventory of drop down EBITDA from Marathon Petroleum Corporation.  The combined company with the strong parental support and the investment grade balance sheet will support an ongoing inventory of high-quality, fee-based midstream projects and long-term mid-twenty percent distribution growth.”

BUSINESS HIGHLIGHTS

MarkWest/MPLX Merger:

•                  On July 11, 2015, the Partnership entered into a definitive merger agreement, whereby it would become a wholly owned subsidiary of MPLX LP (NYSE: MPLX). The Partnership’s common unitholders would receive 1.09 MPLX common units per Partnership common unit, and their pro rata share of a one-time cash payment of $675 million based on the total number of common units and Class B units outstanding at closing, which equates to approximately $3.27 per unit based on the current unit count. The transaction has received regulatory approval and is subject to approval by the Partnership’s unitholders.  The Partnership declared a record date of October 5, 2015 and has scheduled a special meeting of common unitholders to be held on Tuesday, December 1, 2015, at 9:00 a.m. Mountain Standard Time.  The meeting will be held at the Partnership’s offices at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202.  The Partnership urges unitholders to submit their proxy as promptly as possible, either by telephone, via the internet or by marking, signing and dating the proxy card that was provided to unitholders along with the proxy statement and prospectus.

Marcellus:

•                  In July, the Partnership commenced operations of Sherwood VI, a 200 million cubic feet per day (MMcf/d) processing plant at the Sherwood complex in Doddridge County, West Virginia. The new plant is anchored by Antero Resources Corporation (NYSE: AR) and increases total processing capacity of the Sherwood complex to 1.2 billion cubic feet per day (Bcf/d). The

Partnership also expects to place into service 40,000 barrels per day (Bbl/d) of de-ethanization capacity by the end of 2015, and is constructing a seventh 200 MMcf/d processing plant at the Sherwood complex with a scheduled completion in the first quarter 2017.

Utica:

•                  In August, the Partnership and The Energy & Minerals Group (EMG) announced the development of a new, large-scale dry gas gathering system to support Ascent Resources’ development program in the Utica Shale. Ascent Resources has dedicated approximately 100,000 gross acres in northern Belmont and Jefferson counties, Ohio. The system will be designed to gather more than 2 Bcf/d of gas, and could ultimately consist of more than 250 miles of pipeline and more than 200,000 horsepower of compression. Initial operation is expected to begin by the end of 2015.  Development of the new system will occur under a new joint venture, which will be owned two-thirds by the Partnership and one-third by EMG.

Southwest:

•                  In October, the Partnership increased total processing capacity of its Carthage IV plant in Panola County, Texas by 80 MMcf/d, and currently supports Anadarko Petroleum Corporation (NYSE: APC) and other producers operating in the Haynesville Shale and Cotton Valley formation with 600 MMcf/d of total capacity in East Texas.

•                  Today, the Partnership is announcing the execution of a long-term, fee-based agreement with Newfield Exploration Company (NYSE: NFX) to develop a crude oil gathering system in the Cana-Woodford Shale. The new system will be developed in conjunction with the rich-gas system already being constructed to support Newfield’s STACK acreage in Kingfisher, Blaine, and Canadian counties, Oklahoma.

Capital Markets:

•                  During the third quarter of 2015, the Partnership issued 3.8 million common units and received net proceeds of $198.3 million.  Fourth quarter to date we have received over $120 million of net proceeds.

FINANCIAL RESULTS

Balance Sheet:

•                  As of September 30, 2015, the Partnership had $629.7 million of remaining capacity under its $1.3 billion Senior Secured Credit Facility after consideration of $8.3 million of outstanding letters of credit and $662.0 million of outstanding borrowings.

Operating Results:

•                  Operating income before items not allocated to segments for the three months ended September 30, 2015, was $247.6 million, a decrease of $9.3 million when compared to $256.9 million over the same period in 2014. This decrease was primarily attributable to the decline in commodity pricing, partially offset by higher processing volumes. Processed volumes continued to increase in the third quarter of 2015, growing approximately 28 percent when compared to the third quarter of 2014, primarily due to the Partnership’s Marcellus and Utica segments.

A reconciliation of operating income before items not allocated to segments to income before provision for income tax, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

•                  Operating income before items not allocated to segments does not include gains (losses) on commodity derivative instruments. Realized gains (losses) on commodity derivative instruments were $11.8 million in the third quarter of 2015 and ($0.9) million in the third quarter of 2014.

Capital Expenditures:

•                  For the three months ended September 30, 2015, the Partnership’s portion of capital expenditures was $422.7 million.

2015 ADJUSTED EBITDA, DCF AND CAPITAL EXPENDITURE FORECAST

For 2015, the Partnership’s Adjusted EBITDA forecast remains in a range of $925 million to $975 million and DCF remains in a range of $700 million to $750 million based on its current forecast of operational volumes and prices for natural gas liquids, crude oil, natural gas, and derivative instruments currently outstanding.

The Partnership’s portion of growth capital expenditures for 2015 is expected to be approximately $1.6 billion. The Partnership’s forecasted maintenance capital for 2015 is approximately $20 million.

2016 ADJUSTED EBITDA, DCF AND CAPITAL EXPENDITURE FORECAST

For 2016, the Partnership forecasts Adjusted EBITDA in a range of $1.05 billion to $1.15 billion and DCF in a range of $800 million to $870 million based on its current forecast of operational volumes and prices for natural gas liquids, crude oil, natural gas, and derivative instruments currently outstanding.  A sensitivity analysis for forecasted 2016 DCF based on changes in composite NGL prices and changes in volume assumptions is provided within the tables of this press release.

The Partnership expects a 4.3% distribution growth rate in 2016 and also expects to be able to achieve an 8% to 10% annual distribution growth rate from 2017 to 2020 based on our analysis of producer customers’ development programs and forecasted commodity prices.

The Partnership’s portion of growth capital expenditures for 2016 is forecasted in a range of $900 million to $1.5 billion.  Maintenance capital for 2016 is forecasted at approximately $25 million.

CONFERENCE CALL

The Partnership will host a conference call and webcast on Wednesday, November 4, at 12:00 p.m. Eastern Time to review its third quarter 2015 financial results. Interested parties can participate in the call by dialing (800) 475-0218 (passcode “MarkWest”) approximately ten minutes prior to the scheduled start time. To access the webcast and associated third quarter 2015 earnings call presentation, please visit the Investor Relations section of the Partnership’s website at www.markwest.com. A replay of the conference call will be available on the Partnership’s website or by dialing (800) 839-5571 (no passcode required).

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MarkWest Energy Partners, L.P. is a master limited partnership that owns and operates midstream services related businesses. MarkWest has a leading presence in many natural gas resource plays including the Marcellus Shale, Utica Shale, Huron/Berea Shale, Haynesville Shale, Woodford Shale and Granite Wash formation where it provides midstream services to its producer customers.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements that involve a number of risks and uncertainties. These statements may include statements regarding the proposed acquisition of the Partnership by MPLX, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and any other statements regarding the Partnership’s and MPLX’s future operations, anticipated business levels, future earnings and distributions, planned activities, anticipated growth, market opportunities, strategies and competition. All such forward-looking statements involve estimates and assumptions that are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such statements. Factors that could cause or contribute to such differences include: factors relating to the satisfaction of the conditions to the proposed transaction, including regulatory approvals and the required approval of the Partnership’s unitholders; the parties’ ability to meet expectations regarding the timing and tax treatment of the proposed transaction; the possibility that the combined company may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all; the integration of the Partnership being more difficult, time-consuming or costly than expected; the effect of any changes resulting from the proposed transaction in customer, supplier and other business relationships; general market perception of the proposed transaction; exposure to lawsuits and contingencies associated with MPLX; the ability to attract and retain key personnel; prevailing market conditions; changes in the economic and financial conditions of the Partnership and MPLX; uncertainties and matters beyond the control of management; and the other risks discussed in the periodic reports filed with the SEC, including the Partnership’s and MPLX’s Annual Reports on Form 10-K for the year ended December 31, 2014 and the Partnership’s Report on Form 10-Q for the quarter ended September 30, 2015. These risks, as well as other risks associated with the Partnership, MPLX and the proposed transaction are also more fully discussed in the proxy statement and prospectus included in the registration statement on Form S-4 filed with the SEC by MPLX and declared effective by the SEC on October 29, 2015. The Partnership has mailed the proxy statement/prospectus to its unitholders. The forward-looking statements should be considered in light of all these factors. In addition, other risks and uncertainties not presently known to the Partnership or MPLX or that the Partnership or MPLX considers immaterial could affect the accuracy of the forward-looking statements. The reader is cautioned not to rely unduly on these forward-looking statements. The Partnership and MPLX does not undertake any duty to update any forward-looking statement except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Partnership by MPLX. In connection with the proposed acquisition, the Partnership and MPLX have filed relevant materials with the SEC, including MPLX’s registration statement on Form S-4 that includes a definitive proxy statement and a prospectus and was declared effective by the SEC on October 29, 2015. Investors and security holders are urged to read all relevant documents filed with the SEC, including the definitive proxy statement and prospectus, because they contain important information about the proposed transaction. Investors and security holders are able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov, or for free from the Partnership by contacting Investor Relations by phone at 1-(866) 858-0482 or by email at investorrelations@markwest.com or for free from MPLX LP at its website, http://ir.mplx.com, or in writing at 200 E. Hardin Street, Findlay, Ohio 45840, Attention: Corporate Secretary.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, the Partnership and its directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of Partnership common units with respect to the proposed transaction. Information about the Partnership’s directors and executive officers is set forth in the proxy statement for the Partnership’s 2015 Annual Meeting of Common Unitholders, which was filed with the SEC on April 23, 2015 and the Partnership’s current reports on Form 8-K, as filed with the SEC on May 5, 2015, May 19, 2015 and June 8, 2015, and in the prospectus filed by MPLX on October 30, 2015 and the related Registration Statement on Form S-4, which was declared effective by the SEC on October 29, 2015. Information about MPLX’s directors and executive officers is available in MPLX’s Annual Report on Form 10-K filed with the SEC on February 27, 2015 and MPLX’s current report on Form 8-K, as filed with the SEC on March 9, 2015. To the extent holdings of Partnership securities have changed since the amounts contained in the definitive proxy statement filed by the Partnership, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement and prospectus regarding the acquisition. These documents may be obtained free of charge from the SEC’s website http://www.sec.gov, or from the Partnership and MPLX using the contact information above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

MarkWest Energy Partners, L.P.

Financial Statistics

(unaudited, in thousands, except per unit data)

	Three months ended September 30,		Nine months ended September 30,
Statement of Operations Data	2015	2014	2015	2014

Revenue:
Product sales	$142,422	$346,461	$467,002	$978,749
Service revenue	316,450	248,796	911,322	658,070
Derivative gain	15,419	11,829	22,925	1,109
Total revenue	474,291	607,086	1,401,249	1,637,928

Operating expenses:
Purchased product costs	108,741	246,801	355,517	674,189
Derivative gain related to purchased product costs	(9,043)	(13,564)	(2,248)	(9,398)
Facility expenses	95,028	83,579	275,394	250,829
Derivative loss related to facility expenses	515	1,128	606	2,905
Selling, general and administrative expenses	35,981	28,860	105,587	91,851
Depreciation	128,749	105,072	370,250	311,079
Amortization of intangible assets	15,678	16,313	47,100	48,256
Impairment expense	—	—	25,523	—
Loss (gain) on disposal of property, plant and equipment	1,458	(766)	3,064	591
Accretion of asset retirement obligations	308	168	695	504
Total operating expenses	377,415	467,591	1,181,488	1,370,806

Income from operations	96,876	139,495	219,761	267,122

Other income (expense):
Equity in earnings (loss) from unconsolidated affiliates	7,699	(1,555)	11,473	(2,026)
Interest expense	(51,498)	(39,448)	(153,642)	(123,823)
Amortization of deferred financing costs and debt discount (a component of interest expense)	(1,632)	(1,469)	(4,829)	(5,742)
Loss on redemption of debt	(29)	—	(117,889)	—
Miscellaneous income, net	19	55	113	117
Income (loss) before provision for income tax	51,435	97,078	(45,013)	135,648

Provision for income tax expense (benefit):
Current	125	39	289	365
Deferred	2,104	10,991	(13,637)	20,271
Total provision for income tax expense (benefit)	2,229	11,030	(13,348)	20,636

Net income (loss)	49,206	86,048	(31,665)	115,012

Net income attributable to non-controlling interest	(20,079)	(8,614)	(49,777)	(16,109)

Net income (loss) attributable to the Partnership’s unitholders	$29,127	$77,434	$(81,442)	$98,903

Net income (loss) attributable to the Partnership’s common unitholders per common unit:
Basic	$0.15	$0.43	$(0.44)	$0.58
Diluted	$0.15	$0.41	$(0.44)	$0.54

Weighted average number of outstanding common units:
Basic	191,908	176,757	188,502	166,792
Diluted	200,679	189,440	188,502	182,105

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$205,111	$139,257	$568,449	$496,080
Investing activities	$(434,959)	$(609,887)	$(1,363,555)	$(1,615,045)
Financing activities	$212,753	$269,254	$714,286	$1,131,696

Other Financial Data
Distributable cash flow	$176,009	$195,223	$522,148	$505,402
Adjusted EBITDA	$230,318	$235,519	$678,767	$631,316

Balance Sheet Data	September 30, 2015	December 31, 2014
Total assets	$11,659,307	$10,980,778
Total debt	$4,755,352	$3,621,404
Total equity	$5,877,117	$6,193,239

MarkWest Energy Partners, L.P.

Operating Statistics (1)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Marcellus
Gathering systems throughput (Mcf/d)	875,400	702,300	849,200	634,800
Natural gas processed (Mcf/d)	2,865,600	2,223,300	2,868,300	1,897,900

C2 produced (Bbl/d)	65,900	55,200	60,700	51,200
C3+ NGLs fractionated (Bbl/d)	132,100	102,700	129,900	85,100
Total NGLs fractionated (Bbl/d)	198,000	157,900	190,600	136,300

Utica
Gathering systems throughput (Mcf/d)	762,900	322,300	616,800	231,100
Natural gas processed (Mcf/d)	928,700	459,800	815,800	335,700

C2 produced (Bbl/d)	4,900	—	4,300	—
C3+ NGLs fractionated (Bbl/d)	37,300	19,500	32,500	16,100
Total NGLs fractionated (Bbl/d)	42,200	19,500	36,800	16,100

Condensate Stabilized (Bbl/d)	20,500	—	11,300	—

Northeast
Natural gas processed (Mcf/d)	274,800	296,500	273,200	278,000
NGLs fractionated (Bbl/d)	15,500	20,200	15,300	18,400

Keep-whole NGL sales (gallons, in thousands)	26,600	30,400	82,200	87,400
Percent-of-proceeds NGL sales (gallons, in thousands)	30,900	32,300	91,800	88,300
Total NGL sales (gallons, in thousands)	57,500	62,700	174,000	175,700

Crude oil transported for a fee (Bbl/d)	10,000	9,200	10,100	9,900

Southwest
East Texas gathering systems throughput (Mcf/d)	601,500	591,800	610,800	546,100
East Texas natural gas processed (Mcf/d)	479,600	458,700	488,800	414,900
East Texas NGL sales (gallons, in thousands)	107,600	119,600	318,400	323,100

Western Oklahoma gathering systems throughput (Mcf/d)	358,500	358,800	349,000	334,900
Western Oklahoma natural gas processed (Mcf/d)	316,700	298,600	298,600	279,500
Western Oklahoma NGL sales (gallons, in thousands)	54,900	54,500	127,800	165,800

Southeast Oklahoma gathering systems throughput (Mcf/d)	402,100	396,300	407,500	397,600
Southeast Oklahoma natural gas processed (Mcf/d)	187,200	176,700	183,500	170,300
Southeast Oklahoma NGL sales (gallons, in thousands)	32,200	28,500	91,700	78,700
Arkoma Connector Pipeline throughput (Mcf/d)	245,000	217,000	230,900	223,900

Other Southwest gathering systems throughput (Mcf/d)	51,700	50,000	51,400	48,600

Javelina refinery off-gas processed (Mcf/d)	105,100	117,200	102,400	113,300
Javelina liquids fractionated (Bbl/d)	19,000	21,700	17,400	20,700
Javelina NGL sales (gallons, in thousands)	73,400	83,800	199,900	237,100

Total Southwest Gathering system throughput (Mcf/d)	1,413,800	1,396,900	1,418,700	1,327,200
Total Southwest natural gas and refinery off-gas processed (Mcf/d)	1,088,600	1,051,200	1,073,300	978,000
Total Southwest NGL Sales (gallons, in thousands)	268,100	286,400	737,800	804,700

(1)         Refer to Item 2 in Form 10-Q for additional disclosures.

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measure to Non-GAAP Financial Measure

Operating Income before Items not Allocated to Segments (1)

(unaudited, in thousands)

Three months ended September 30, 2015	Marcellus	Utica	Northeast	Southwest	Eliminations (2)	Total
Segment revenue	$199,693	$82,654	$20,636	$192,803	$—	$495,786

Operating expenses:
Segment purchased product costs	1,874	(108)	8,589	98,387	—	108,742
Segment facility expenses	44,363	19,040	7,906	33,671	—	104,980
Total operating expenses before items not allocated to segments	46,237	18,932	16,495	132,058	—	213,722

Segment portion of operating income attributable to non-controlling interests	—	32,411	—	2,084	—	34,495
Operating income before items not allocated to segments	$153,456	$31,311	$4,141	$58,661	$—	$247,569

Three months ended September 30, 2014	Marcellus	Utica	Northeast	Southwest	Eliminations (2)	Total
Segment revenue	$230,241	$47,520	$52,120	$276,666	$(1,298)	$605,249

Operating expenses:
Segment purchased product costs	57,569	11,023	18,350	159,964	—	246,906
Segment facility expenses	36,171	14,150	9,515	32,267	(1,298)	90,805
Total operating expenses before items not allocated to segments	93,740	25,173	27,865	192,231	(1,298)	337,711

Segment portion of operating income attributable to non-controlling interests	—	10,616	—	5	—	10,621
Operating income before items not allocated to segments	$136,501	$11,731	$24,255	$84,430	$—	$256,917

(1) Refer to footnote 15, Segment Information, in Form 10-Q for additional disclosures.

(2) Amounts represent revenues and expenses associated with the Northeast segment fractionation completed on behalf of the Marcellus segment.

	Three months ended September 30,
	2015	2014

Operating income before items not allocated to segments	$247,569	$256,917
Portion of operating income attributable to non-controlling interests	14,569	6,065
Derivative gain not allocated to segments	23,947	24,265
Revenue adjustment for unconsolidated affiliate	(43,124)	(15,463)
Revenue deferral adjustment	1,075	5,471
Compensation expense included in facility expenses not allocated to segments	(918)	(801)
Facility expense and purchase product cost adjustments for unconsolidated affiliate	13,318	5,444
Portion of operating loss attributable to non-controlling interests of an unconsolidated affiliate	19,926	4,556
Facility expenses adjustments	2,688	2,688
Selling, general and administrative expenses	(35,981)	(28,860)
Depreciation	(128,749)	(105,072)
Amortization of intangible assets	(15,678)	(16,313)
(Loss) gain on disposal of property, plant and equipment	(1,458)	766
Accretion of asset retirement obligations	(308)	(168)
Income from operations	96,876	139,495
Other income (expense):
Earnings (loss) from unconsolidated affiliates	7,699	(1,555)
Interest expense	(51,498)	(39,448)
Amortization of deferred financing costs and debt discount (a component of interest expense)	(1,632)	(1,469)
Loss on redemption of debt	(29)	—
Miscellaneous income, net	19	55
Income before provision for income tax	$51,435	$97,078

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measure to Non-GAAP Financial Measure

Operating Income before Items not Allocated to Segments (1)

(unaudited, in thousands)

Nine months ended September 30, 2015	Marcellus	Utica	Northeast	Southwest	Eliminations (2)	Total
Segment revenue	$596,180	$205,507	$73,252	$589,280	$(44)	$1,464,175

Operating expenses:
Segment purchased product costs	12,944	752	30,850	310,972	—	355,518
Segment facility expenses	127,683	51,630	22,368	101,581	(44)	303,218
Total operating expenses before items not allocated to segments	140,627	52,382	53,218	412,553	(44)	658,736

Segment portion of operating income attributable to non-controlling interests	—	76,151	—	5,693	—	81,844
Operating income before items not allocated to segments	$455,553	$76,974	$20,034	$171,034	$—	$723,595

Nine months ended September 30, 2014	Marcellus	Utica	Northeast	Southwest	Eliminations (2)	Total
Segment revenue	$589,134	$102,112	$157,150	$807,136	$(3,769)	$1,651,763

Operating expenses:
Segment purchased product costs	131,569	22,511	53,974	466,276	—	674,330
Segment facility expenses	105,399	38,176	25,138	99,143	(3,769)	264,087
Total operating expenses before items not allocated to segments	236,968	60,687	79,112	565,419	(3,769)	938,417

Segment portion of operating income attributable to non-controlling interests	—	18,439	—	10	—	18,449
Operating income before items not allocated to segments	$352,166	$22,986	$78,038	$241,707	$—	$694,897

(1) Refer to footnote 15, Segment Information, in Form 10-Q for additional disclosures.

(2) Amounts represent revenues and expenses associated with the Northeast segment fractionation completed on behalf of the Marcellus segment.

	Nine months ended September 30,
	2015	2014

Operating income before items not allocated to segments	$723,595	$694,897
Portion of operating income attributable to non-controlling interests	37,478	13,384
Derivative gain not allocated to segments	24,567	7,602
Revenue adjustment for unconsolidated affiliate	(103,671)	(19,296)
Revenue deferral adjustment and other	1,229	4,352
Compensation expense included in facility expenses not allocated to segments	(2,967)	(2,707)
Facility expense and purchase product cost adjustments for unconsolidated affiliate	39,319	8,042
Portion of operating loss attributable to non-controlling interests of an unconsolidated affiliate	44,366	5,065
Facility expenses adjustments	8,064	8,064
Selling, general and administrative expenses	(105,587)	(91,851)
Depreciation	(370,250)	(311,079)
Amortization of intangible assets	(47,100)	(48,256)
Loss on disposal of property, plant and equipment	(3,064)	(591)
Accretion of asset retirement obligations	(695)	(504)
Impairment expense	(25,523)	—
Income from operations	219,761	267,122
Other income (expense):
Earnings (loss) from unconsolidated affiliates	11,473	(2,026)
Interest expense	(153,642)	(123,823)
Amortization of deferred financing costs and debt discount (a component of interest expense)	(4,829)	(5,742)
Loss on redemption of debt	(117,889)	—
Miscellaneous income, net	113	117
(Loss) income before provision for income tax	$(45,013)	$135,648

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measure to Non-GAAP Financial Measure

Distributable Cash Flow

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income (loss)	49,206	86,048	$(31,665)	$115,012
Depreciation, amortization and other non-cash operating expenses	144,735	121,631	418,097	360,942
Loss (gain) on sale or disposal of property, plant and equipment	1,458	(766)	3,064	591
Loss on redemption of debt, net of current tax benefit	29	—	117,889	—
Amortization of deferred financing costs and debt discount	1,632	1,469	4,829	5,742
(Earnings) loss from unconsolidated affiliates	(7,699)	1,555	(11,473)	2,026
Partnership’s share of distributions from unconsolidated affiliates	11,137	3,276	31,626	7,186
Non-cash compensation expense	3,865	1,646	12,777	7,448
Unrealized (gain) loss on derivative instruments	(12,159)	(25,186)	3,361	(18,162)
Deferred income tax expense (benefit)	2,104	10,991	(13,637)	20,271
Cash adjustment for non-controlling interest of consolidated subsidiaries	(13,626)	(5,330)	(34,554)	(10,626)
Revenue deferral adjustment	(1,076)	1,720	(1,229)	5,533
Impairment expense	—	—	25,523	—
Other (1)	1,877	3,481	10,824	24,503
Maintenance capital expenditures	(5,474)	(5,312)	(13,284)	(15,064)
Distributable cash flow	$176,009	$195,223	$522,148	$505,402

Maintenance capital expenditures	$5,474	$5,312	$13,284	$15,064
Growth capital expenditures of consolidated subsidiaries	392,443	491,264	1,217,695	1,756,836
Capital expenditures of unconsolidated subsidiaries (2)	40,047	148,165	210,489	188,178
Total capital expenditures	437,964	644,741	1,441,468	1,960,078
Joint venture partner contributions	(15,217)	(273,003)	(130,766)	(393,109)
Total capital expenditures, net	$422,747	$371,738	$1,310,702	$1,566,969

Distributable cash flow	$176,009	$195,223	$522,148	$505,402
Maintenance capital expenditures	5,474	5,312	13,284	15,064
Changes in receivables, inventories and other assets	(7,610)	(22,250)	43,726	(65,013)
Changes in accounts payable, accrued liabilities and other long-term liabilities	11,204	(41,545)	(52,610)	53,496
Cash adjustment for non-controlling interest of consolidated subsidiaries	13,626	5,330	34,554	10,626
Other	6,408	(2,813)	7,347	(23,495)
Net cash provided by operating activities	$205,111	$139,257	$568,449	$496,080

(1) Includes amounts related to capitalized interest associated with joint venture capital expenditures and fees earned related to development of joint venture capital projects.

(2) Growth capital expenditures includes Ohio Gathering Company, L.L.C., Ohio Condensate Company, L.L.C, MarkWest POET, L.L.C. and Jefferson Gas Gathering Company, L.L.C.

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measure to Non-GAAP Financial Measure

Adjusted EBITDA

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net income (loss)	49,206	86,048	(31,665)	115,012
Non-cash compensation expense	3,865	1,646	12,777	7,448
Unrealized (gain) loss on derivative instruments	(12,159)	(25,186)	3,361	(18,162)
Interest expense (1)	51,130	38,856	152,424	123,339
Depreciation, amortization and other non-cash operating expenses	144,735	121,631	418,097	360,942
Loss (gain) on disposal of property, plant and equipment	1,458	(766)	3,064	591
Loss on redemption of debt, net of current tax benefit	29	—	117,889	—
Provision for income tax expense (benefit)	2,229	11,030	(13,348)	20,636
Adjustment for cash flow from unconsolidated affiliates	3,438	4,831	20,153	9,212
Impairment expense	—	—	25,523	—
Cash adjustment for non-controlling interest of consolidated subsidiaries	(13,626)	(5,330)	(34,554)	(10,626)
Other (2)	13	2,759	5,046	22,924
Adjusted EBITDA	$230,318	$235,519	$678,767	$631,316

(1) Includes amortization of deferred financing costs and debt discount, and excludes interest expense related to the Steam Methane Reformer.

(2) Includes amounts related to capitalized interest associated with joint venture capital expenditures and fees earned related to development of joint venture capital projects and an adjustment for deferred revenue.

MarkWest Energy Partners, L.P.

Distributable Cash Flow Sensitivity Analysis

(unaudited, in millions)

The Partnership periodically estimates the effect on DCF resulting from changes in its volume forecast and NGL prices. The Partnership has become less sensitive to changes in commodity prices as a result of significant increases in fee-based income. For the full-year 2016, the Partnership estimates that net operating margin will be approximately 92 percent fee-based.

The analysis further assumes derivative instruments outstanding as of, and production volumes estimated through December 31, 2016.

Estimated Range of 2016 DCF

		Volume Forecast (1)
		Low Case	Base Case	High Case
NGL $/Gallon (2)(3)	$0.55	$827	$869	$906
	$0.50	$811	$852	$889
	$0.45	$794	$835	$872
	$0.40	$777	$818	$855
	$0.35	$761	$802	$838

(1)         Volume Forecast is increased/decreased by 5% in the Marcellus and Utica segments for the High and Low Cases.

(2)         The composition is based on the Partnership’s projected NGL barrel of approximately: Ethane: 35%, Propane: 35%, Iso-Butane: 6%, Normal Butane: 12%, Natural Gasoline: 12%.

(3)         Composite NGL prices are based on the Partnership’s average forecasted price.

The table is based on current information, expectations, and beliefs concerning future developments and their potential effects, and does not consider actions the Partnership’s management may take to mitigate exposure to changes. Further, the table does not consider the effects that such hypothetical adverse changes may have on overall economic activity. Historical volumes, prices and correlations do not guarantee future results.

Although the Partnership believes the expectations reflected in this analysis are reasonable, the Partnership can give no assurance that such expectations will prove to be correct and readers are cautioned that projected performance, results, or distributions may not be achieved. Actual changes in market prices, market conditions and constraints, production, NGL composition, infrastructure availability, market participants, and ratios between product prices may differ from the assumptions utilized in the analysis. Actual results, performance, distributions, volumes, events, or transactions could vary significantly from those expressed, considered or implied in this analysis. All results, performance, distributions, volumes, events or transactions are subject to a number of uncertainties and risks. Those uncertainties and risks may not be factored into or accounted for in this analysis. Readers are urged to carefully review and consider the cautionary statements and disclosures made in the Partnership’s periodic reports filed with the SEC, specifically those under the heading “Risk Factors.”